UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-37621	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana		70401
(Address of principal executive offices)		(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	FGBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 6.75% Series A Fixed-Rate Non-Cumulative perpetual preferred stock)	FGBIP	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On May 28, 2024, First Guaranty Bancshares Inc., (“First Guaranty”), with the retirement of Alton Lewis, announced the appointment of Michael R. Mineer as President and Chief Executive Officer of First Guaranty and First Guaranty Bank.

Mr. Mineer has been a part of the First Guaranty family as the Mideast Area President since 2021 and brings over 35 years of banking experience to his new role. Most recently, Mr. Mineer served as President and CEO of Citizens Deposit Bank in Vanceburg, KY, since 2003, where he successfully grew the company from $89 million in assets to $650 million. Additionally, Mr. Mineer was Senior Vice President of Premier Financial Bancorp in Huntington, WV since 2013, where he re-engineered the entire deposit and loan origination processes, making them fully digital and virtual. He was instrumental in assisting the growth of Premier Financial Bancorp from a $500 million company to a $2.2 billion company.

In connection with Mr. Mineer’s appointment as President and Chief Executive Officer of First Guaranty and First Guaranty Bank, his annual base salary is being increased to $400,000. Bonuses are discretionary and are generally awarded to the named executive officers based on the extent to which annual performance objectives established by the Compensation Committee, Board and or the Bank Board are achieved.

To the extent that any information called for by Item 5.02(c)(3) of Securities and Exchange Commission Regulation S-K is not determined or is unavailable, First Guaranty will provide such information, if required, in an amendment to this Form 8-K within four (4) business days after the information is determined or becomes available.

The selection of Mr. Mineer to serve as President and Chief Executive Officer of First Guaranty and First Guaranty Bank was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Mineer and any director or executive officer of First Guaranty or First Guaranty Bank, and there are no transactions between Mr. Mineer and First Guaranty or First Guaranty Bank that would be required to be reported under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press Release dated June 3, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)
Date: June 3, 2024
	By:	/s/Eric J. Dosch
Eric J. Dosch
Chief Financial Officer

 INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 99.1	First Guaranty Bancshares, Inc. Press Release dated June 3, 2024